                                    EXHIBIT 1

                          AMENDMENT TO RIGHTS AGREEMENT

     This AMENDMENT (this "Amendment") is being entered into as of June 8, 2000 between PremiumWear, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a Minnesota corporation as rights agent (the "Rights Agent").

     The Company and Rights Agent are parties to a Rights Agreement dated as of July 25, 1997 (the "Rights Agreement"). Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the Distribution Date (as defined therein), amend any provision of the Rights Agreement (other than certain specifically enumerated provisions) without the approval of any holders of certificates representing the common stock of the Company. The Company now desires to amend the Rights Agreement as set forth in this Amendment.

     NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

     1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor any of its existing or future Affiliates or Associates, including, but not limited to Merger Subsidiary, shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

     2. AMENDMENT OF SECTION 1(b). Section 1(b) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

"; provided, however, that no Acquisition Event shall result solely by virtue of
(i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

     3. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby further amended to add the following subparagraphs at the end thereof:

          (q) "Parent" shall mean New England Business Service, Inc., a Delaware corporation.

          (r) "Merger" shall have the meaning set forth in the Merger Agreement.

          (s) "Merger Agreement" shall have the meaning set forth in Section 35 hereof.
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          (t) "Merger Subsidiary" shall have the meaning set forth in Section 35 hereof.

     4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

     5. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

     6. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said Section:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be events of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

     7. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add the following sentence as the first sentence of said Section:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13."

     8. ADDITION OF SECTION 35. The Rights Agreement is hereby modified, supplemented and amended to add the following new Section 35:

"Section 35. Merger With Penguin Sub, Inc. The Company, New England Business Service, Inc. and Penguin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New England
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Business Service, Inc. ("Merger Subsidiary"), have entered into an Agreement and
Plan of Merger, dated as of May 26, 2000 as it may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Subsidiary shall merge with and into the Company. Notwithstanding anything in this Rights Agreement to the contrary, if the Merger Agreement shall be terminated for any reason, then (a) the last sentence of Section 1(a) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent and
(b) the proviso at the end of Section 1(b) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent."

     9. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     10. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     EXECUTED under seal as of the date first set forth above.


Attest:                                PREMIUMWEAR, INC. (the "Company")


/s/ Joanne E. Hunt                     By: /s/ James S. Bury
----------------------------------         -------------------------------------
                                           James S. Bury
                                           Vice President of Finance



Attest:                                RIGHTS AGENT:
                                       NORWEST BANK MINNESOTA, N.A.


/s/ Eric Klefstad                      By: /s/ Greg Luedke
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                                           Greg Luedke
                                           Officer